UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2021

PAVMED INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	PAVM	The Nasdaq Stock Market LLC
Series Z Warrants to Purchase Common Stock	PAVMZ	The Nasdaq Stock Market LLC
Series W Warrants to Purchase Common Stock	PAVMW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

On April 22, 2021, the board of directors of PAVmed Inc. (the “Company”) appointed Debra J. White as a Class B director of the Company. Ms. White will join the audit committee and the compensation committee of the board of directors.

Ms. White is a prominent UK-based global industry executive with broad business leadership experience, including as a chief executive, financial executive, public company director and strategic consultant, in multiple sectors in Europe and the United States, including the healthcare services, molecular genetics and biopharmaceutical industries. She has served on the board of directors of Howden Joinery Group PLC (LSE: HWDN), a UK-headquartered FTSE250 multinational building trade supplier with 10,000 employees and over $2 billion in revenue since February 2017, and sits on its Audit, Renumeration and Nominating Committees. She has served as a trustee of Wellbeing of Women, a UK charity which invests in medical research and development of specialist clinicians in women’s health, since March 2013. From September 2020 to March 2021, Ms. White served as a strategic consultant to Oxford Nanopore Technologies Ltd., a UK-based biotechnology company which develops and commercializes DNA/RNA sequencing technologies, advising it on product and go-to-market strategy for its emerging Oxford Nanopore Diagnostics business unit. Early in the COVID-19 pandemic, from March 2020 to July 2020, Ms. White worked with the UK Department of Health and Social Care to help establish COVID-19 testing facilities across the nation. From September 2017 to December 2019, Ms. White served as Group CEO of Interserve Group (LSE: IRV), a UK-headquartered multinational group of support services and construction companies with 75,000 employees and over $4 billion in revenue, during a challenging period which required her to implement complex strategic financing and operational programs prior to its restructuring and sale to its creditors. From January 2004 to August 2017, Ms. White served in various senior executive roles at Sodexo SA (Euronext: SW), a Paris-headquartered multinational diversified services company with 440,000 employees and over $20 billion in revenue, including as Chief Financial Officer and later Chief Executive Officer – Sodexo UK & Ireland, Group Senior VP Strategic Projects, Senior VP and Chief Financial Officer – Sodexo North America, an $8 billion revenue subsidiary, and finally as Executive Board member and Global Chief Executive Officer – Healthcare and Government, two global businesses with a combined 100,000 employees and over $7 billion in revenue. While at Sodexo, she served on its global body that promoted the development of women across the company and was inducted into the Women 1st Top 100 Club, a network of the most influential women in the industry, which highlights the role models and leaders who have achieved success at the highest levels. From 2000 to 2003 she served as a Director at PWC Consulting advising a range of industries, including pharmaceuticals, on integration, financial performance improvement and post-merger integration. From 1987 to 2000, Ms. White served in various financial and strategic roles at AstraZeneca (LSE: AZN) a UK-headquartered, multinational pharmaceutical and biotechnology company, including Head of Finance – Manufacturing, Head of Internal Audit – Zeneca Pharmaceuticals, Controller – Specialty Chemicals, Controller – Corporate Operations and Senior VP Global Merger Integration. She began her career as a senior tax advisor at Arthur Andersen & Co. Ms. White received her master’s degree in Economics from Cambridge University, Cambridge UK.

The Company expects to enter into its standard form of indemnification agreement with Ms. White. Ms. White has not engaged in any transactions with the Company that are required to be reported pursuant to Item 404(a) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2021	PAVMED INC.

	By:	/s/ Dennis McGrath
Dennis McGrath
President and Chief Financial Officer

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